EX-32.1

 Certification of Chief Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Golden Fork Corporation (the “Company”) for the fiscal year ended May 31, 2011 filed with the Securities and Exchange Commission (the “Report”), I, Alida Heyer, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and results of operations of the Company for the periods presented

Date: August 16, 2011

By: “Alida Heyer”

Alida Heyer

President, Treasurer and Secretary and Sole Director